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Exhibit 99.3

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Financial Statements
(Unaudited)

For the Three Months Ended March 31, 2013 and 2012

 Independent Auditors' Review Report

The Board of Directors
Security Networks, LLC:

        We have reviewed the accompanying consolidated balance sheet of Security Networks, LLC and its subsidiaries as of March 31, 2013, and the related consolidated statements of operations for the three-month periods ended March 31, 2013 and 2012, member's equity for the three-month period ended March 31, 2013, and cash flows for the three-month periods ended March 31, 2013 and 2012.

Management's Responsibility

        The Company's management is responsible for the preparation and fair presentation of the interim financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors' Responsibility

        Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

        Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with U.S. generally accepted accounting principles.

                      /s/ KPMG LLP

Dallas, Texas
July 3, 2013

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

(unaudited)

March 31, 2013
Assets
Current assets:
Cash	$1,694,743
Accounts receivable, net of allowance of $334,092	1,368,353
Accounts receivable other	436,090
Parts inventory	475,115
Deposits	103,886
Prepaid expenses	412,689

Total current assets	4,490,876

Fixed assets:
Furniture and fixtures	337,897
Computer software and equipment	3,821,795
Vehicles	14,104
Leasehold improvements	205,783

Total fixed assets	4,379,579
Accumulated depreciation	(2,417,040)

Total fixed assets, net	1,962,539

Other assets:
Acquired/originated contracts, net of accumulated amortization of $48,862,824	217,140,842
Deferred financing costs, net of accumulated amortization of $3,206,842	5,271,937
Trademarks	3,600,000
Goodwill	54,628,747

Total other assets	280,641,526

Total assets	$287,094,941

Liabilities and Member's Equity
Current liabilities:
Accounts payable	$2,476,820
Accrued expenses	738,682
Accrued interest	1,075,474
Deferred revenues	3,393,843
Due on acquired contracts—short term	2,926,292
Current portion of capital lease obligations	647

Total current liabilities	10,611,758

Noncurrent liabilities:
Notes payable	217,552,872
Due on acquired contracts—long term	5,738,794

Total noncurrent liabilities	223,291,666

Commitments and Contingencies
Total member's equity	53,191,517

Total liabilities and member's equity	$287,094,941

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31,
	2013	2012
Revenues:
Monitoring revenue, retail	$22,548,830	16,116,301
Monitoring revenue, wholesale	325,633	329,364
Service and other	381,825	293,867

Total revenues	23,256,288	16,739,532
Operating expenses:
Monitoring	1,897,378	1,236,204
Service and other	1,903,442	1,335,823
Selling, general and administrative	5,910,174	4,619,626
Amortization of customer accounts	7,131,447	4,869,040
Depreciation	286,176	261,479

Total operating expense	17,128,617	12,322,172

Operating income	6,127,671	4,417,360
Other expense:
Interest expense (including amortization of deferred financing fees of $435,552 for 2013 and $301,661 for 2012)	4,881,318	3,058,099
Other expense	37,734	620

Total other income and expense	4,919,052	3,058,719

Net income	$1,208,619	1,358,641

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statement of Member's Equity

(unaudited)

	Contributed Capital	Distributions	Accumulated Deficit	Total Member's Equity
Balance at December 31, 2012	$56,836,061	$—	$(4,951,736)	$51,884,325
Adjustment for stock-based compensation	98,573	—	—	98,573
Net income	—	—	1,208,619	1,208,619

Balance at March 31, 2013	$56,934,634	$—	$(3,743,117)	$53,191,517

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$1,208,619	1,358,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	286,176	261,479
Amortization	7,566,999	5,170,701
Provision for uncollectible accounts receivable	557,824	388,667
Stock-based compensation expense	98,573	92,643
Changes in assets and liabilities:
Accounts receivable	(331,406)	(181,311)
Accounts receivable—other	(271,046)	(107,066)
Deposits	(8,169)	(183,151)
Prepaid expenses	(52,747)	61,215
Accounts payable and accrued expenses	979,411	117,323
Accrued Interest	36,617	(121,583)
Deferred revenue	237,776	251,661

Net cash provided by operating activities	10,308,627	7,109,219

Cash flows from investing activities:
Purchase of property and equipment	(352,391)	(284,277)
Purchase of inventory	(34,373)	(8,163)
Origination of customer contracts	(18,684,501)	(18,739,187)
Deferred holdbacks paid/held	162,115	749,454

Net cash used in investing activities	(18,909,150)	(18,282,173)

Cash flows from financing activities:
Payments on capital leases	(1,905)	(14,510)
Borrowings under senior lending facilities	9,416,218	9,253,682
Payments of deferred financing fees	—	(51,087)
Shareholder Loan	—	2,639,903

Net cash provided by financing activities	9,414,313	11,827,988

Net increase in cash and cash equivalents	813,789	655,034
Cash at beginning of period	880,954	598,603

Cash at end of period	$1,694,743	1,253,637

See accompanying notes to condensed consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1—Basis of Presentation

        Security Networks, LLC and subsidiaries (the "Company") is a Florida limited liability company in West Palm Beach, Florida founded in April 2000. The Company is a full service life safety solutions company, specializing in maintenance and monitoring of commercial and residential burglar alarms and fire alarms throughout the United States. Security Networks Acceptance, LLC ("SNA") is a wholly-owned subsidiary where a portion of the Company's security alarm contracts are held. The Company has two other wholly-owned subsidiaries, SNMCM, LP and SNCA, LLC, which have no operations and were created to facilitate licensing in certain states. The Company has one other wholly-owned subsidiary, SN Puerto Rico, Inc., which is part of the consolidation and their activity is included in the accompanying financial statements.

        The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

        The accompanying interim consolidated financial statements are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring items) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year. These consolidated financial statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 2012.

Note 2—Recent Accounting Pronouncements

        There were no new accounting pronouncements issued during the three months ended March 31, 2013 that are expected to have a material impact on the Company.

Note 3—Acquired/Originated Contracts, Net

        The following is an analysis of the changes in acquired/originated customer contracts for the three months ended March 31, 2013:

Balance at December 31, 2012	$205,587,788
Origination of customer accounts from affiliates	18,684,501
Amortization of customer accounts	(7,131,447)
Impairment of customer contracts	—

Balance at March 31, 2013	$217,140,842

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 4—Notes Payable

        Notes payable consisted of the following:

March 31, 2013
$10 million subordinated note matures November 5, 2017, 12% per annum cash interest and 2% per annum compounded quarterly for interest capitalization	$10,499,439
$10 million subordinated note matures November 5, 2018, 12% per annum cash interest and 2% per annum compounded quarterly for interest capitalization	10,499,439
Subordinated notes maturing November 5, 2018, 11% per annum cash interest and 1.75% compounded quarterly for interest capitalization	14,114,826
$220 million multi term loan matures November 5, 2016, LIBOR plus applicable margin, subject to a LIBOR floor of 1.5%	153,400,000
$30 million revolving commitment matures November 5, 2016, LIBOR plus applicable margin, subject to a LIBOR floor of 1.5%	29,039,168

Less current portion of Notes payable	—

Long-term Notes payable	$217,552,872

Subordinated Notes

        On November 5, 2010, the Company entered into a $10,000,000 subordinated note with Bank of New York Mellon-Alcentra Mezzanine Partners and a $10,000,000 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The first note matures on November 5, 2017 and the second on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 12% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 2% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

        On September 6, 2012, the Company entered into a $2,046,571 subordinated note and a $714,286 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $96,286 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The Company entered into a $1,142,857 subordinated note with United Insurance Company of America. On October 29, 2012, the Company entered into a $5,116,428 subordinated note and a $1,785,714 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $240,714 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP and a $2,857,143 subordinated note with United Insurance Company of America. These notes mature on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 11.00% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 1.75% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 4—Notes Payable (Continued)

        Per the agreements, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,800,000
Maximum Creation Multiple	41.80
Maximum Total Leverage Ratio	33.00:1.00
Maximum Senior Leverage Ratio	27.50:1.00
Maximum Attrition Rate	15.40%
Minimum Consolidated Liquidity	$900,000

        Management believes that the Company is in compliance with all covenants as of March 31, 2013.

Credit Facility

        On November 5, 2010, the Company entered into a $120,000,000 multi-term loan and a $30,000,000 revolving commitment with Goldman Sachs Specialty Lending Group, LP and Barclays Private Credit Partners, LLC (the Lenders). As of April 17, 2012, the Company extended the total revolver up to $250,000,000, which is made up of a total $220,000,000 on the multi-term loan and $30,000,000 for the revolving commitment. Under the terms of these agreements, funds borrowed under these facilities will accrue interest at a rate equal to LIBOR with floor at 1.5% plus the applicable margin as defined in the agreements. Interest is paid monthly in arrears.

        The agreement is secured by a first priority lien on substantially all of its assets, including a pledge of all of the capital stock of each of its domestic subsidiaries and 65% of all of the capital stock of its foreign subsidiaries. This agreement will mature on November 5, 2016.

        Per the agreement, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,500,000
Maximum Creation Multiple	38.00
Maximum Total Leverage Ratio	30.00:1.00
Maximum Senior Leverage Ratio	25.00:1.00
Maximum Attrition Rate	14.00%
Minimum Consolidated Liquidity	$1,000,000

        Management believes that the Company is in compliance with all covenants as of March 31, 2013.

        Estimated maturities of notes payable as of March 31, 2013 are as follows:

Remainder of 2013	$—
2014	—
2015	—
2016	182,439,168
2017	10,499,439
2018	24,614,265
Thereafter	—

Total payments	$217,552,872

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Commitments and Contingencies

        The Company experiences routine litigation in the normal conduct of its business. The Company believes that any such pending litigation will not have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

ADT, LLC vs. Security Networks, LLC

        During the quarter ended March 31, 2013, the Company was involved with litigation alleging that affiliates had violated federal and state law by making deceptive sales statements to certain ADT customers. The likelihood of an unfavorable outcome or an amount of potential loss is not currently estimable.

Note 6—Subsequent Events

        Management evaluated the activity of the Company through July 3, 2013 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

QuickLinks

  Exhibit 99.3
Independent Auditors' Review Report
SECURITY NETWORKS, LLC AND SUBSIDIARIES Consolidated Balance Sheet (unaudited)
SECURITY NETWORKS, LLC AND SUBSIDIARIES Consolidated Statements of Operations (unaudited)
SECURITY NETWORKS, LLC AND SUBSIDIARIES Consolidated Statement of Member's Equity (unaudited)
SECURITY NETWORKS, LLC AND SUBSIDIARIES Consolidated Statements of Cash Flows (unaudited)
SECURITY NETWORKS, LLC AND SUBSIDIARIES Notes to Consolidated Financial Statements